FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
July 24, 2018	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com
Sterling Bancorp announces record results for the second quarter of 2018 with earnings per share available to common stockholders of $0.50 (as reported) and $0.50 (as adjusted), representing growth of 61.3% and 51.5% over the same quarter a year ago.
Key Performance Highlights for the Three Months ended June 30, 2018 vs. June 30, 2017

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	6/30/2017	6/30/2018	Change % / bps	6/30/2017	6/30/2018	Change % / bps
Total revenue[2]	$126,876	$284,084	123.9%	$131,301	$276,806	110.8%
Net income available to common	42,400	112,245	164.7	44,393	112,868	154.2
Diluted EPS available to common	0.31	0.50	61.3	0.33	0.50	51.5
Net interest margin[3]	3.35%	3.56%	21	3.47%	3.62%	15
Return on average tangible common equity	14.74	18.68	394	15.43	18.79	336
Return on average tangible assets	1.22	1.54	32	1.28	1.55	27
Operating efficiency ratio[4]	47.0	44.0	(300)	42.0	38.3	(370)

▪	Record net income available to common stockholders of $112.2 million (as reported) and $112.9 million (as adjusted).

▪	Total portfolio loans, gross were $20.7 billion and total deposits were $21.0 billion at June 30, 2018.

▪	Completed acquisition of Advantage Funding Management Co., Inc., including $457.6 million loan portfolio.

▪	Record low operating efficiency ratios of 44.0% (reported) and 38.3% (as adjusted).

▪	Operating leverage ratio of 2.9x relative to the same quarter a year ago.

▪	Tangible book value per common share[1] of $10.91 at June 30, 2018; growth of 26.1% over the prior year.
Key Performance Highlights for the Three Months ended June 30, 2018 vs. March 31, 2018

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	3/31/2018	6/30/2018	Change % / bps	3/31/2018	6/30/2018	Change % / bps
Total revenue[2]	$253,077	$284,084	12.3%	$262,568	$276,806	5.4%
Net income available to common	96,873	112,245	15.9	100,880	112,868	11.9
Diluted EPS available to common	0.43	0.50	16.3	0.45	0.50	11.1
Net interest margin[3]	3.54%	3.56%	2	3.60%	3.62%	2
Return on average tangible common equity	16.55	18.68	213	17.24	18.79	155
Return on average tangible assets	1.39	1.54	15	1.45	1.55	10
Operating efficiency ratio[4]	44.2	44.0	(20)	40.3	38.3	(200)

▪	Growth in adjusted diluted earnings per share available to common stockholders of 11.1% over the linked quarter.

▪	Loan portfolio continues to transition; growth in average commercial loan balances of $897.2 million over linked quarter.

▪	Merger integration is on-track; annualized run-rate operating expenses of $424.9 million[1] in the second quarter.

▪	Total deposit growth of $342.7 million; cost of total deposits increased eight basis points to 0.55%.

▪	Consolidated six financial centers, one back-office location and completed sale of Lake Success headquarters.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 17.
2. Total revenue is equal to net interest income plus non-interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin is equal to net interest income divided by average interest earning assets. Net interest margin as adjusted, or tax equivalent net interest margin, is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets.
4. Operating efficiency ratio is a non-GAAP measure. See page 21 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – July 24, 2018 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and six months ended June 30, 2018. Net income available to common stockholders for the quarter ended June 30, 2018 was $112.2 million, or $0.50 per diluted share, compared to net income available to common stockholders of $96.9 million, or $0.43 per diluted share, for the linked quarter ended March 31, 2018, and net income available to common stockholders of $42.4 million, or $0.31 per diluted share, for the three months ended June 30, 2017.
Net income available to common stockholders for the six months ended June 30, 2018 was $209.1 million, or $0.93 per diluted share, compared to net income available to common stockholders of $81.5 million, or $0.60 per diluted share, for the same period in 2017.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We continued our strong operating performance in the second quarter of 2018 across all metrics with record adjusted net income available to common stockholders of $112.2 million and adjusted diluted earnings per share available to common stockholders of $0.50, which represents growth of 154.2% and 51.5%, respectively, over the second quarter of 2017. Our adjusted return on average tangible assets was 1.55% and our adjusted return on average tangible common equity was 18.79%. As of June 30, 2018, our total assets were $31.5 billion, gross portfolio loans were $20.7 billion and total deposits were $21.0 billion.

“We continued to execute our strategy of transitioning our earning assets and balance sheet to a more optimal mix. The average balance of commercial loans increased by $897.2 million in the second quarter, while the average balance of residential mortgage loans decreased by $175.6 million. We will continue to replace lower yielding assets that we acquired in the merger with Astoria Financial Corporation (“Astoria” and the “Astoria Merger”) with higher yielding, more diversified commercial loans that we originate through our teams or acquire in opportunistic situations, such as the acquisition of Advantage Funding Management Co., Inc. (“Advantage Funding”), which we completed in April 2018. We anticipate this strategy will benefit our tax equivalent net interest margin, which was 3.21% in the second quarter of 2018 (excluding the impact of accretion income on acquired loans), and represented an increase of six basis points over the linked quarter.

“We are ahead of plan on our integration of Astoria, and to date we have made significant progress merging the personnel, systems, facilities and all other areas of Astoria’s operations with our own. Excluding the amortization of intangibles, operating expenses were $105.9 million in the second quarter, which represented an annual run-rate of $424.9 million. Our adjusted operating efficiency ratio reached a record low of 38.3%. Comparing this quarter’s performance to the same quarter a year ago, our operating leverage ratio, which we define as growth in operating revenues divided by growth in operating expenses, was 2.9x. We still have much work to do to fully capture the benefits of our acquisition of Astoria, but we are confident in our ability to continue building a larger, more diversified and more profitable company.

“Our tangible common equity ratio was 8.28% and our estimated Tier 1 Leverage ratio was 9.32% at June 30, 2018; we have ample capital to support our strategy. Our tangible book value per common share was $10.91, which represented an increase of 26.1% over a year ago.

“We would like to thank our clients, colleagues and shareholders for your support and look forward to working with all of our partners as we continue to build a great company.
“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on August 20, 2018 to holders of record as of August 6, 2018.”
Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $112.2 million, or $0.50 per diluted share, for the second quarter of 2018, included the following items:

▪	a pre-tax gain of $11.8 million from the sale of Astoria’s Lake Success headquarters;

▪
a pre-tax charge of $8.7 million to vacate a back-office location which included a data operations center and was consolidated as a result of the Astoria Merger. This is the final anticipated charge associated with the Astoria Merger;

▪	a pre-tax charge of $4.4 million related to the acquisition of Advantage Funding for professional fees, severance, retention, systems integration expense and facilities consolidation;

▪	a pre-tax loss of $425.0 thousand on sale of available for sale securities; and

▪	the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $295 thousand.

Excluding the impact of these items, adjusted net income available to common stockholders was $112.9 million, or $0.50 per diluted share, for the three months ended June 30, 2018.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 17.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	6/30/2017	3/31/2018	6/30/2018	Y-o-Y	Linked Qtr
Interest and dividend income	$134,263	$281,346	$304,906	127.1%	8.4%
Interest expense	21,005	46,976	58,690	179.4	24.9
Net interest income	$113,258	$234,370	$246,216	117.4	5.1

Accretion income on acquired loans	$2,888	$30,340	$28,010	869.9%	(7.7)%
Yield on loans	4.58%	4.85%	5.01%	43	16
Tax equivalent yield on investment securities	2.93	2.85	2.88	(5)	3
Tax equivalent yield on interest earning assets	4.09	4.31	4.47	38	16
Cost of total deposits	0.43	0.47	0.55	12	8
Cost of interest bearing deposits	0.62	0.59	0.68	6	9
Cost of borrowings	1.75	2.01	2.23	48	22
Cost of interest bearing liabilities	0.89	0.89	1.06	17	17
Tax equivalent net interest margin[5]	3.47	3.60	3.62	15	2

Average loans, including loans held for sale	$9,786,423	$19,635,900	$20,339,964	107.8%	3.6%
Average investment securities	3,434,535	6,602,175	6,751,528	96.6	2.3
Average total interest earning assets	13,562,853	26,833,922	27,757,380	104.7	3.4
Average deposits and mortgage escrow	10,285,349	20,688,147	20,768,669	101.9	0.4
5 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 35% federal tax rate in 2017 and 21% in 2018.

Second quarter 2018 compared with second quarter 2017
Net interest income was $246.2 million, an increase of $133.0 million compared to the second quarter of 2017. This was mainly due to an increase in average loans outstanding between the periods as a result of the Astoria Merger, loans originated through our commercial banking teams and the Advantage Funding acquisition. Other key components of the changes in net interest income and net interest margin were the following:

▪
The yield on loans was 5.01% compared to 4.58% for the three months ended June 30, 2017. The increase in yield on loans was mainly due to an increase in accretion income on acquired loans, which was $28.0 million in the second quarter of 2018 compared to $2.9 million in the second quarter of 2017.

▪	Average commercial loans[6] were $15.2 billion compared to $8.8 billion in the second quarter of 2017, an increase of $6.4 billion or 72.3%.

▪
The tax equivalent yield on investment securities decreased five basis points to 2.88%. This was mainly due to the change in the federal income tax rate resulting from the Tax Cuts and Jobs Act of 2017 as the tax equivalent adjustment assumed a 35% federal tax rate in 2017 compared to 21% in 2018. Average tax exempt securities balances grew to $2.6 billion for the quarter ended June 30, 2018, compared to $1.3 billion in the second quarter of 2017. Average investment securities were $6.8 billion, or 24.3%, of average earning assets for the second quarter of 2018 compared to $3.4 billion, or 25.3%, of average earning assets for the second quarter of 2017.

▪	The tax equivalent yield on interest earning assets increased 38 basis points between the periods to 4.47%, mainly due to higher accretion income on acquired loans, as described above.
6 Commercial loans include all C&I loans, commercial real estate (including multi-family) and acquisition development and construction loans.

▪	The cost of total deposits was 55 basis points and the cost of borrowings was 2.23%, compared to 43 basis points and 1.75%, respectively, for the same period a year ago.

▪
The total cost of interest bearing liabilities increased 17 basis points to 1.06% for the second quarter of 2018 compared to 0.89% for the second quarter of 2017. The increase was mainly due to an increase in market interest rates, which increased the cost of wholesale, brokered and certificates of deposit between the periods.

The tax equivalent net interest margin was 3.62% for the second quarter of 2018 compared to 3.47% for the second quarter of 2017. The increase in tax equivalent net interest margin was mainly due to the increase in accretion income on acquired loans. Excluding accretion income, tax equivalent net interest margin was 3.21% for the second quarter of 2018 compared to 3.39% in the second quarter of 2017. The decline in tax equivalent net interest margin excluding accretion income is mainly due to multi-family and residential mortgage loans acquired in the Astoria Merger, which generally have lower yields than the Company’s other loan assets, the change in tax equivalent adjustment rate due to the decrease in the federal income tax rate, and the increase in the cost of interest bearing liabilities.

Second quarter 2018 compared with linked quarter ended March 31, 2018
Net interest income increased $11.8 million compared to the linked quarter. The increase in net interest income was mainly due to higher average balances of commercial loans and investment securities and higher prepayment penalties, which was partially offset by a $2.3 million decline in accretion income on acquired loans. Key components of the changes in net interest income compared to the linked quarter were the following:

▪
The yield on loans was 5.01% compared to 4.85% for the linked quarter, an increase of 16 basis points. This was mainly due to the Advantage Funding acquisition; loan prepayment activity, which increased interest income on commercial loans by $2.5 million; and repricing of floating rate loans given increases in interest rates. Accretion income on acquired loans was $28.0 million in the second quarter of 2018 compared to $30.3 million in the linked quarter.

▪
The average balance of portfolio loans increased $704.1 million and the average balance of commercial loans increased $897.2 million compared to the linked quarter. The average balance of residential mortgage loans declined $175.6 million compared to the linked quarter, mainly due to repayments. The increase in the average balance of commercial loans was due to organic growth and the Advantage Funding acquisition, which represented $457.8 million of the increase in the average balance.

▪
The tax equivalent yield on investment securities increased three basis points to 2.88% in the second quarter of 2018, mainly due to higher market interest rates on the acquisition of securities. The average balance of investment securities increased $149.4 million compared to the linked quarter.

▪	The tax equivalent yield on interest earning assets increased 16 basis points in the second quarter of 2018 to 4.47% compared to 4.31% in the linked quarter.

▪
The cost of total deposits increased eight basis points to 55 basis points in the quarter. The total cost of borrowings increased to 2.23% compared to 2.01% in the linked quarter, mainly due to higher rates paid on borrowings from the Federal Home Loan Bank of New York given increases in interest rates.

▪
Average interest bearing deposits increased by $90.9 million and average borrowings increased $834.7 million relative to the linked quarter. Total interest expense increased by $11.7 million over the linked quarter.

The tax equivalent net interest margin was 3.62% compared to 3.60% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.15% in the linked quarter compared to 3.21% in the second quarter of 2018. The increase in tax equivalent net interest margin excluding accretion income was mainly due to the acquisition of Advantage Funding and the increase in loan prepayment activity. The composition of the Company’s earning assets continued to shift in the second quarter of 2018, as the average balance of residential mortgage loans decreased by $175.6 million and represented 22.5% of total portfolio loans compared to 24.5% at March 31, 2018. We anticipate that over time we will continue to replace the run-off of residential mortgages and other loans acquired in the Astoria Merger with higher yielding commercial loans.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	6/30/2017	3/31/2018	6/30/2018	Y-o-Y	Linked Qtr
Total non-interest income	$13,618	$18,707	$37,868	178.1%	102.4%
Net (loss) on sale of securities	(230)	(5,421)	(425)	84.8	(92.2)
Net gain on sale of Lake Success facility	—	—	11,797	NM	NM
Adjusted non-interest income	$13,848	$24,128	$26,496	91.3	9.8

Second quarter 2018 compared with second quarter 2017
Excluding net (loss) on sale of securities and net gain on sale of the Lake Success facility, adjusted non-interest income increased $12.6 million in the second quarter of 2018 to $26.5 million, compared to $13.8 million in the same quarter last year. The change was mainly due to the Astoria Merger as deposit fees and service charges increased by $3.7 million; bank owned life insurance income increased by $2.6 million; investment management fees increased by $1.8 million; and safe deposit box rental income increased by $615 thousand, which is included in other non-interest income. In addition, fee income generated on payroll finance loans increased $1.0 million (which represents the majority of the increase in accounts receivable management / factoring commissions and other related fees) and other loan fees, including letters of credit and loan swaps, increased $2.2 million over the year ago period.
The sale of the Lake Success facility was completed in April 2018. In connection with the sale, we leased back the facility for 12 months and realized a pre-tax gain of $11.8 million.
Second quarter 2018 compared with linked quarter ended March 31, 2018
Excluding net (loss) on sale of securities and net gain on sale of Lake Success facility, adjusted non-interest income increased approximately $2.4 million from $24.1 million in the linked quarter to $26.5 million in the second quarter of 2018. Increases in other loan fees, including letters of credit and loan swap fees, was the main contributor to the increase between the linked periods.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	6/30/2017	3/31/2018	6/30/2018	Y-o-Y	Linked Qtr
Compensation and benefits	$31,394	$54,680	$56,159	78.9%	2.7%
Stock-based compensation plans	1,897	2,854	3,336	75.9	16.9
Occupancy and office operations	8,833	17,460	17,939	103.1	2.7
Information technology	2,421	11,718	9,997	312.9	(14.7)
Amortization of intangible assets	2,187	6,052	5,865	168.2	(3.1)
FDIC insurance and regulatory assessments	2,034	5,347	5,495	170.2	2.8
Other real estate owned, net (“OREO”)	112	364	(226)	(301.8)	(162.1)
Merger-related expenses	1,766	—	—	NM	NM
Charge for asset write-downs, systems integration, retention and severance	603	—	13,132	NM	NM
Other expenses	8,410	13,274	13,231	57.3	(0.3)
Total non-interest expense	$59,657	$111,749	$124,928	109.4	11.8
Full time equivalent employees (“FTEs”) at period end	997	2,016	2,037	104.3	1.0
Financial centers at period end	40	127	121	202.5	(4.7)
Operating efficiency ratio, as reported	47.0%	44.2%	44.0%	300	20
Operating efficiency ratio, as adjusted[6]	42.0	40.3	38.3	370	200
6 See a reconciliation of this non-GAAP financial measure beginning on page 17.

Second quarter 2018 compared with second quarter 2017
Total non-interest expense increased $65.3 million relative to the second quarter of 2017. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits increased $24.8 million between the periods. Total FTEs increased to 2,037 from 997, which was mainly due to the Astoria Merger and the continued hiring of commercial bankers and risk management personnel.

▪	Occupancy and office operations increased $9.1 million mainly due to the financial centers and other locations acquired in the Astoria Merger.

▪
Information technology expense increased $7.6 million between the periods. The increase is mainly due to the Astoria Merger. We anticipate this expense will decrease upon completion of our full systems conversion, which is scheduled for the third quarter of 2018.

▪	Amortization of intangible assets increased $3.7 million. The increase is mainly due to the amortization of the core deposit intangible asset that was recorded in the Astoria Merger.

▪
FDIC insurance and regulatory assessments increased $3.5 million to $5.5 million in the second quarter of 2018, compared to $2.0 million for the second quarter of 2017. This was mainly due to growth in our total assets.

▪
OREO expense, net declined $338 thousand to $226 thousand of income in the second quarter of 2018, compared to $112 thousand of expense for the second quarter of 2017. In the second quarter of 2018, gain on sale of OREO was $811 thousand, which substantially offset OREO write-downs and maintenance expense.

▪
Charge for asset write-downs, systems integration, retention and severance was $13.1 million compared to $603 thousand in the second quarter of 2017. The charge in the second quarter of 2018 included an $8.7 million charge related to the Astoria Merger. This impairment charge had been identified at the time of the closing of the Astoria Merger; however, our consolidation strategy had not met the cease use requirements to record the impairment charge until this period. This charge is the final anticipated Astoria Merger-related item. Since the announcement of the Astoria Merger, total merger-related expense has been an aggregate of $152.5 million, which is below the Company’s initial merger announcement date estimate of $165.0 million. The balance of the charge which was recorded in the second quarter of 2018 of $4.4 million was related to the Advantage Funding acquisition. The charge included, professional fees, retention and severance, systems integration costs, and an impairment of a real estate lease assumed in the transaction.

▪	Other expenses increased $4.8 million, mainly due to the Astoria Merger, and included communications expense, professional fees, operational losses, advertising and other.

Second quarter 2018 compared with linked quarter ended March 31, 2018
Total non-interest expense increased $13.2 million from $111.7 million in the linked quarter to $124.9 million in the second quarter of 2018. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits increased $1.5 million and was $56.2 million in the second quarter of 2018 compared to $54.7 million in the linked quarter. This was mainly due to the addition of Advantage Funding personnel.

▪	Occupancy and office operations increased $479 thousand mainly due to real estate taxes paid during the second quarter of 2018.

▪	Information technology expense declined $1.7 million in the second quarter of 2018 compared to the linked quarter, mainly as a result of consolidation and termination of duplicative systems.

▪	OREO expense declined $590 thousand in the second quarter of 2018 compared to the linked quarter and resulted in a gain, as described above.

Taxes
For the three months ended June 30, 2018, the Company earned pre-tax income of $146.2 million. We recorded income tax expense at 21.8% for the three months ended June 30, 2018, which resulted in an estimated effective tax rate of 22.50% for the six months ended June 30, 2018. In addition, we recorded a tax benefit as a discrete item related to stock-based compensation that vested in the six months ended June 30, 2018 of $1.5 million. For the three months ended June 30, 2017, we recorded income tax expense at 32.50% and had an effective tax rate of 31.8% for the six months ended June 30, 2017. We recorded a tax benefit of $806 thousand as a discrete item related to stock-based compensation that vested in the six months ended June 30, 2017.

The Company’s effective tax rate for full year 2018 is currently estimated at 22.50%, which is also the effective tax rate used for purposes of calculating adjusted earnings per share available to common stockholders for the three months and six months ended June 30, 2018.

Key Balance Sheet Highlights as of June 30, 2018

($ in thousands)	As of			Change % / bps
	6/30/2017	3/31/2018	6/30/2018	Y-o-Y	Linked Qtr
Total assets	$15,376,676	$30,468,780	$31,463,077	104.6%	3.3%
Total portfolio loans, gross	10,232,317	19,939,245	20,674,493	102.1	3.7
Commercial & industrial (“C&I”) loans	4,619,789	5,341,548	6,288,683	36.1	17.7
Commercial real estate loans	4,430,985	9,099,606	9,160,760	106.7	0.7
Acquisition, development and construction loans	223,713	262,591	236,915	5.9	(9.8)
Total commercial loans	9,274,487	14,703,745	15,686,358	69.1	6.7
Residential mortgage loans	692,562	4,883,452	4,652,501	571.8	(4.7)
Total deposits	10,502,710	20,623,233	20,965,889	99.6	1.7
Core deposits [8]	9,593,150	19,538,410	19,870,947	107.1	1.7
Investment securities	3,552,176	6,635,286	6,789,246	91.1	2.3
Total borrowings	2,661,838	4,927,594	5,537,537	108.0	12.4
Loans to deposits	97.4%	96.7%	98.6%	120	190
Core deposits to total deposits	87.9	94.7	94.8	690	10
Investment securities to total assets	23.1	21.8	21.6	(150)	(20)
8 Given the Company’s greater proportion of certificates of deposit after completion of the Astoria Merger, the Company modified its definition of core deposits to also include certificates of deposit beginning in the first quarter of 2018. Core deposits include retail, commercial and municipal transaction, money market and savings accounts and certificates of deposit accounts and exclude brokered and wholesale deposits, except for reciprocal Certificate of Deposit Account Registry balances.
Highlights in balance sheet items as of June 30, 2018 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 30.4%, commercial real estate loans (which include multi-family loans) represented 44.3%, consumer and residential mortgage loans combined represented 24.1%, and acquisition, development and construction loans represented 1.2% of the total loan portfolio. Loan growth in the year-over-year period was mainly a result of the Astoria Merger, originations by our commercial banking teams and the Advantage Funding acquisition. Linked quarter comparisons are discussed below.

▪	C&I loans grew $947.1 million in the second quarter of 2018 compared to the linked quarter, which included $457.6 million of loans acquired in the Advantage Funding transaction.

▪
Total commercial loans, which include all C&I loans, commercial real estate (including multi-family) and acquisition, development and construction loans, increased by $982.6 million in the linked quarter. Excluding loans acquired in the Astoria Merger, commercial loans increased by $1.9 billion in the past twelve months.

▪	Residential mortgage loans were $4.7 billion at June 30, 2018, compared to $4.9 billion at March 31, 2018. The decline was mainly due to repayments of loans acquired in the Astoria Merger.

▪
Total deposits at June 30, 2018 increased $342.7 million compared to March 31, 2018, and increased $10.5 billion over June 30, 2017. We assumed $9.0 billion of deposits in the Astoria Merger. The remaining increase in deposits was mainly due to growth in commercial deposits and certificates of deposit.

▪	Core deposits at June 30, 2018 increased $332.5 million compared to March 31, 2018. Core deposits increased $10.3 billion over June 30, 2017.

▪	Municipal deposits at June 30, 2018 were $1.6 billion and experienced a seasonal decline of $122.7 million relative to March 31, 2018.

▪	Investment securities increased by $154.0 million relative to March 31, 2018, and represented 21.6% of total assets at June 30, 2018.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	6/30/2017	3/31/2018	6/30/2018	Y-o-Y	Linked Qtr
Provision for loan losses	$4,500	$13,000	$13,000	188.9%	—%
Net charge-offs	1,288	8,815	9,066	603.9	2.8
Allowance for loan losses	70,151	82,092	86,026	22.6	4.8
Non-performing loans	71,351	182,046	190,975	167.7	4.9
Loans 30 to 89 days past due	15,070	59,818	73,441	387.3	22.8
Annualized net charge-offs to average loans	0.05%	0.18%	0.18%	13	—
Allowance for loan losses to total loans	0.69	0.41	0.42	(27)	1
Allowance for loan losses to non-performing loans	98.3	45.1	45.0	(5,330)	(10)
Provision for loan losses was $13.0 million for the second quarter of 2018, unchanged from the linked quarter, and was $4.5 million in the same period a year ago. In the second quarter of 2018, provision for loan losses was $3.9 million in excess of net charge-offs of $9.1 million. Allowance coverage ratios were 0.42% of total loans and 45.0% of non-performing loans at June 30, 2018. Due to the Astoria Merger, a significant portion of the Company’s loan portfolio does not carry an allowance for loan losses, as the acquired loans are recorded at their estimated fair value on the acquisition date. Non-performing loans increased by $8.9 million to $191.0 million at June 30, 2018 compared to the linked quarter. The increase in non-performing loans was mainly due to the Advantage Funding acquisition and traditional C&I loans and commercial real estate loans that have matured and were over 90 days past due at June 30, 2018, which are in the process of being renewed and are expected to return to performing status. Loans 30 to 89 days past due increased $13.6 million in the linked quarter; loans acquired from Advantage Funding represented $11.3 million of this increase.
Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	6/30/2017	3/31/2018	6/30/2018	Y-o-Y	Three months
Total stockholders’ equity	$1,931,383	$4,273,755	$4,352,735	125.4%	1.8%
Preferred stock	—	139,025	138,828	NM	(0.1)
Goodwill and intangible assets	758,484	1,727,030	1,754,418	131.3	1.6
Tangible common stockholders’ equity	$1,172,899	$2,407,700	$2,459,489	109.7	2.2
Common shares outstanding	135,658,226	225,466,266	225,470,254	66.2	—
Book value per common share	$14.24	$18.34	$18.69	31.3	1.9
Tangible book value per common share [9]	8.65	10.68	10.91	26.1	2.2
Tangible common equity to tangible assets [9]	8.02%	8.38%	8.28%	26	(10)
Estimated Tier 1 leverage ratio - Company	8.72	9.39	9.32	60	(7)
Estimated Tier 1 leverage ratio - Bank	8.89	10.00	9.84	95	(16)
9 See a reconciliation of non-GAAP financial measures beginning on page 17.

The increase in total stockholders’ equity of $79.0 million to $4.4 billion as of June 30, 2018 compared to March 31, 2018 was mainly due to earnings. The increase from net income available to common stockholders of $112.2 million was partially offset by common dividends of $15.7 million, preferred dividends of $2.2 million and a decrease in the fair value of our available for sale investment securities of $20.5 million.

Total goodwill and other intangible assets were $1.8 billion at June 30, 2018, an increase of $27.4 million compared to March 31, 2018, which was due to the Advantage Funding acquisition partially offset by amortization of intangibles for the period.

For the quarter ended June 30, 2018, basic and diluted weighted average common shares outstanding increased to 225.1 million and 225.6 million, respectively, compared to 224.7 million and 225.3 million, respectively, for the quarter ended March 31, 2018. The increase in the diluted weighted average shares was mainly due to stock-based compensation granted to new hires and the effect of grants issued during the first quarter of 2018. Total common shares outstanding at June 30, 2018 were approximately 225.5 million.

Tangible book value per share was $10.91 at June 30, 2018, which represented an increase of 26.1% over a year ago and an increase of 2.2% over March 31, 2018.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Wednesday, July 25, 2018 at 1:00 PM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (866) 548-4713, Conference ID #1433450. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: difficulties and delays in integrating Astoria’s business, Advantage Funding’s business, or fully realizing cost savings and other benefits; business disruption; a failure to grow revenues faster than we grow expenses, a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	6/30/2017	12/31/2017	6/30/2018
Assets:
Cash and cash equivalents	$282,167	$479,906	$445,189
Investment securities	3,552,176	6,474,561	6,789,246
Loans held for sale	—	5,246	30,626
Portfolio loans:
Commercial and industrial (“C&I”)	4,619,789	5,306,821	6,288,683
Commercial real estate (including multi-family)	4,430,985	8,998,419	9,160,760
Acquisition, development and construction	223,713	282,792	236,915
Residential mortgage	692,562	5,054,732	4,652,501
Consumer	265,268	366,219	335,634
Total portfolio loans, gross	10,232,317	20,008,983	20,674,493
Allowance for loan losses	(70,151)	(77,907)	(86,026)
Total portfolio loans, net	10,162,166	19,931,076	20,588,467
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	160,241	284,112	380,404
Accrued interest receivable	47,548	94,098	103,095
Premises and equipment, net	57,794	321,722	290,762
Goodwill	696,600	1,579,891	1,613,144
Other intangibles	61,884	153,191	141,274
Bank owned life insurance	202,911	651,638	657,637
Other real estate owned	10,198	27,095	20,264
Other assets	142,991	357,005	402,969
Total assets	$15,376,676	$30,359,541	$31,463,077
Liabilities:
Deposits	$10,502,710	$20,538,204	$20,965,889
FHLB borrowings	2,290,000	4,510,123	5,067,492
Other borrowings	122,596	30,162	19,114
Senior notes	76,635	278,209	278,103
Subordinated notes	172,607	172,716	172,828
Mortgage escrow funds	16,431	122,641	130,629
Other liabilities	264,314	467,308	476,287
Total liabilities	13,445,293	26,119,363	27,110,342
Stockholders’ equity:
Preferred stock	—	139,220	138,828
Common stock	1,411	2,299	2,299
Additional paid-in capital	1,592,299	3,780,908	3,769,505
Treasury stock	(61,576)	(58,039)	(51,269)
Retained earnings	415,617	401,956	592,953
Accumulated other comprehensive (loss)	(16,368)	(26,166)	(99,581)
Total stockholders’ equity	1,931,383	4,240,178	4,352,735
Total liabilities and stockholders’ equity	$15,376,676	$30,359,541	$31,463,077

Shares of common stock outstanding at period end	135,658,226	224,782,694	225,470,254
Book value per common share	$14.24	$18.24	$18.69
Tangible book value per common share[1]	8.65	10.53	10.91
1 See reconciliation of non-GAAP financial measures beginning on page 17.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Six Months Ended
	6/30/2017	3/31/2018	6/30/2018	6/30/2017	6/30/2018
Interest and dividend income:
Loans and loan fees	$111,840	$234,615	$254,253	$216,410	$488,868
Securities taxable	13,113	27,061	29,031	25,395	56,092
Securities non-taxable	7,791	15,312	15,403	15,409	30,715
Other earning assets	1,519	4,358	6,219	3,049	10,576
Total interest and dividend income	134,263	281,346	304,906	260,263	586,251
Interest expense:
Deposits	10,905	24,206	28,464	20,413	52,671
Borrowings	10,100	22,770	30,226	17,802	52,996
Total interest expense	21,005	46,976	58,690	38,215	105,667
Net interest income	113,258	234,370	246,216	222,048	480,584
Provision for loan losses	4,500	13,000	13,000	9,000	26,000
Net interest income after provision for loan losses	108,758	221,370	233,216	213,048	454,584
Non-interest income:
Deposit fees and service charges	3,249	7,003	6,985	6,584	13,988
Accounts receivable management / factoring commissions and other related fees	4,137	5,360	5,337	7,906	10,696
Bank owned life insurance	1,652	3,614	4,243	3,022	7,857
Loan commissions and fees	2,836	3,406	4,566	5,823	7,973
Investment management fees	323	1,825	2,121	554	3,946
Net (loss) on sale of securities	(230)	(5,421)	(425)	(253)	(5,846)
Gain on sale of fixed assets	—	4	11,797	—	11,800
Other	1,651	2,916	3,244	2,818	6,161
Total non-interest income	13,618	18,707	37,868	26,454	56,575
Non-interest expense:
Compensation and benefits	31,394	54,680	56,159	62,785	110,840
Stock-based compensation plans	1,897	2,854	3,336	3,633	6,190
Occupancy and office operations	8,833	17,460	17,939	16,967	35,399
Information technology	2,421	11,718	9,997	4,890	21,713
Amortization of intangible assets	2,187	6,052	5,865	4,416	11,917
FDIC insurance and regulatory assessments	2,034	5,347	5,495	3,922	10,841
Other real estate owned, net	112	364	(226)	1,788	138
Merger-related expenses	1,766	—	—	4,893	—
Charge for asset write-downs, systems integration, retention and severance	603	—	13,132	603	13,132
Other	8,410	13,274	13,231	16,110	26,505
Total non-interest expense	59,657	111,749	124,928	120,007	236,675
Income before income tax expense	62,719	128,328	146,156	119,495	274,484
Income tax expense	20,319	29,456	31,915	38,028	61,371
Net income	42,400	98,872	114,241	81,467	213,113
Preferred stock dividend	—	1,999	1,996	—	3,995
Net income available to common stockholders	$42,400	$96,873	$112,245	$81,467	$209,118
Weighted average common shares:
Basic	135,317,866	224,730,686	225,084,232	135,241,034	224,908,436
Diluted	135,922,897	225,264,147	225,621,856	135,867,861	225,444,579
Earnings per common share:
Basic earnings per share	$0.31	$0.43	$0.50	$0.60	$0.93
Diluted earnings per share	0.31	0.43	0.50	0.60	0.93
Dividends declared per share	0.07	0.07	0.07	0.14	0.14

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Total assets	$15,376,676	$16,780,097	$30,359,541	$30,468,780	$31,463,077
Tangible assets [1]	14,618,192	16,023,807	28,626,459	28,741,750	29,708,659
Securities available for sale	2,095,872	2,579,076	3,612,072	3,760,338	3,929,386
Securities held to maturity	1,456,304	1,936,574	2,862,489	2,874,948	2,859,860
Portfolio loans	10,232,317	10,493,535	20,008,983	19,939,245	20,674,493
Goodwill	696,600	696,600	1,579,891	1,579,891	1,613,144
Other intangibles	61,884	59,690	153,191	147,139	141,274
Deposits	10,502,710	11,043,438	20,538,204	20,623,233	20,965,889
Municipal deposits (included above)	1,297,244	1,751,012	1,585,076	1,775,472	1,652,733
Borrowings	2,661,838	3,453,783	4,991,210	4,927,594	5,537,537
Stockholders’ equity	1,931,383	1,971,480	4,240,178	4,273,755	4,352,735
Tangible common equity [1]	1,172,899	1,215,190	2,367,876	2,407,700	2,459,489
Quarterly Average Balances
Total assets	14,704,793	15,661,514	29,277,502	30,018,289	30,994,904
Tangible assets [1]	13,944,946	14,904,016	27,567,351	28,287,337	29,237,608
Loans, gross:
Commercial real estate (includes multi-family)	4,396,281	4,443,142	8,839,256	9,028,849	9,100,098
Acquisition, development and construction	251,404	229,242	246,141	267,638	247,500
Commercial and industrial:
Traditional commercial and industrial	1,497,005	1,631,436	1,911,450	1,933,323	2,026,313
Asset-based lending[2]	737,039	740,037	781,732	781,392	778,708
Payroll finance[2]	225,080	229,522	250,673	229,920	219,545
Warehouse lending[2]	430,312	607,994	564,593	495,133	731,385
Factored receivables[2]	181,499	191,749	224,966	217,865	224,159
Equipment financing[2]	660,404	687,254	677,271	689,493	1,140,803
Public sector finance[2]	441,456	476,525	480,800	653,344	725,675
Total commercial and industrial	4,172,795	4,564,517	4,891,485	5,000,470	5,846,588
Residential mortgage	697,441	686,820	5,168,622	4,977,191	4,801,595
Consumer	268,502	262,693	372,981	361,752	344,183
Loans, total[3]	9,786,423	10,186,414	19,518,485	19,635,900	20,339,964
Securities (taxable)	2,142,168	2,483,718	3,840,147	3,997,542	4,130,949
Securities (non-taxable)	1,292,367	1,432,358	2,086,677	2,604,633	2,620,579
Other interest earning assets	341,895	368,630	598,439	595,847	665,888
Total earning assets	13,562,853	14,471,120	26,043,748	26,833,922	27,757,380
Deposits:
Non-interest bearing demand	3,185,506	3,042,392	4,043,213	3,971,079	3,960,683
Interest bearing demand	1,973,498	2,298,645	3,862,461	3,941,749	4,024,972
Savings (including mortgage escrow funds)	816,092	825,620	2,871,885	2,917,624	2,916,755
Money market	3,725,257	3,889,780	7,324,196	7,393,335	7,337,904
Certificates of deposit	584,996	634,569	2,382,102	2,464,360	2,528,355
Total deposits and mortgage escrow	10,285,349	10,691,006	20,483,857	20,688,147	20,768,669
Borrowings	2,313,992	2,779,143	4,121,605	4,597,903	5,432,582
Stockholders’ equity	1,913,933	1,955,252	4,235,739	4,243,897	4,305,928
Tangible common equity [1]	1,154,086	1,197,754	2,386,245	2,373,794	2,409,674

[1] See a reconciliation of non-GAAP financial measures beginning on page 17.
[2] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[3] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Basic earnings (loss) per share	$0.31	$0.33	$(0.16)	$0.43	$0.50
Diluted earnings (loss) per share	0.31	0.33	(0.16)	0.43	0.50
Adjusted diluted earnings per share, non-GAAP [1]	0.33	0.35	0.39	0.45	0.50
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per share	14.24	14.52	18.24	18.34	18.69
Tangible book value per share[1]	8.65	8.95	10.53	10.68	10.91
Shares of common stock o/s	135,658,226	135,807,544	224,782,694	225,466,266	225,470,254
Basic weighted average common shares o/s	135,317,866	135,346,791	223,501,073	224,730,686	225,084,232
Diluted weighted average common shares o/s	135,922,897	135,950,160	224,055,991	225,264,147	225,621,856
Performance Ratios (annualized)
Return on average assets	1.16%	1.14%	(0.48)%	1.31%	1.45%
Return on average equity	8.89	9.10	(3.30)	9.26	10.46
Return on average tangible assets	1.22	1.19	(0.51)	1.39	1.54
Return on avg tangible common equity	14.74	14.86	(5.87)	16.55	18.68
Return on average tangible assets, adjusted [1]	1.28	1.27	1.25	1.45	1.55
Return on avg tangible common equity, adjusted [1]	15.43	15.85	14.49	17.24	18.79
Operating efficiency ratio, as adjusted [1]	42.0	40.6	41.4	40.3	38.3
Analysis of Net Interest Income
Accretion income on acquired loans	$2,888	$3,397	$33,726	$30,340	$28,010
Yield on loans	4.58%	4.67%	4.77%	4.85%	5.01%
Yield on investment securities - tax equivalent [2]	2.93	2.87	3.03	2.85	2.88
Yield on interest earning assets - tax equivalent [2]	4.09	4.12	4.32	4.31	4.47
Cost of interest bearing deposits	0.62	0.69	0.54	0.59	0.68
Cost of total deposits	0.43	0.50	0.43	0.47	0.55
Cost of borrowings	1.75	1.75	1.94	2.01	2.23
Cost of interest bearing liabilities	0.89	0.97	0.82	0.89	1.06
Net interest rate spread - tax equivalent basis [2]	3.20	3.15	3.50	3.42	3.41
Net interest margin - GAAP basis	3.35	3.29	3.57	3.54	3.56
Net interest margin - tax equivalent basis [2]	3.47	3.42	3.67	3.60	3.62
Capital
Tier 1 leverage ratio - Company [3]	8.72%	8.42%	9.39%	9.39%	9.32%
Tier 1 leverage ratio - Bank only [3]	8.89	8.54	10.10	10.00	9.84
Tier 1 risk-based capital ratio - Bank only [3]	10.64	10.42	12.10	14.23	13.93
Total risk-based capital ratio - Bank only [3]	12.73	12.42	13.20	15.51	15.18
Tangible equity to tangible assets - Company [1]	8.02	7.58	8.27	8.38	8.28
Condensed Five Quarter Income Statement
Interest and dividend income	$134,263	$145,692	$276,495	$281,346	$304,906
Interest expense	21,005	25,619	42,471	46,976	58,690
Net interest income	113,258	120,073	234,024	234,370	246,216
Provision for loan losses	4,500	5,000	12,000	13,000	13,000
Net interest income after provision for loan losses	108,758	115,073	222,024	221,370	233,216
Non-interest income	13,618	13,988	23,762	18,707	37,868
Non-interest expense	59,657	62,617	250,746	111,749	124,928
Income (loss) before income tax expense	62,719	66,444	(4,960)	128,328	146,156
Income tax expense	20,319	21,592	28,319	29,456	31,915
Net income (loss)	$42,400	$44,852	$(33,279)	$98,872	$114,241

[1] See a reconciliation of non-GAAP financial measures beginning on page 17.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable Federal tax rate of 35% in 2017 and 21% in 2018.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Balance, beginning of period	$66,939	$70,151	$72,128	$77,907	$82,092
Provision for loan losses	4,500	5,000	12,000	13,000	13,000
Loan charge-offs[1]:
Traditional commercial & industrial	(164)	(68)	(4,570)	(3,572)	(1,831)
Payroll finance	—	(188)	—	—	(314)
Factored receivables	(12)	(564)	(110)	(3)	(160)
Equipment financing	(610)	(741)	(1,343)	(4,199)	(2,477)
Commercial real estate	(944)	(1,345)	(7)	(1,353)	(3,166)
Acquisition development & construction	(22)	(5)	—	—	(721)
Residential mortgage	(120)	(389)	(193)	(39)	(544)
Consumer	(417)	(156)	(408)	(125)	(491)
Total charge offs	(2,289)	(3,456)	(6,631)	(9,291)	(9,704)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	523	316	164	214	225
Asset-based lending	1	1	—	—	9
Payroll finance	—	1	5	22	7
Factored receivables	2	5	—	3	2
Equipment financing	146	45	56	72	190
Commercial real estate	98	17	46	16	74
Acquisition development & construction	133	—	—	—	—
Residential mortgage	10	—	2	15	34
Consumer	88	48	137	131	97
Total recoveries	1,001	433	410	476	638
Net loan charge-offs	(1,288)	(3,023)	(6,221)	(8,815)	(9,066)
Balance, end of period	$70,151	$72,128	$77,907	$82,092	$86,026
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$70,416	$69,060	$186,357	$181,745	$178,626
NPLs still accruing	935	392	856	301	12,349
Total NPLs	71,351	69,452	187,213	182,046	190,975
Other real estate owned	10,198	11,697	27,095	24,493	20,264
Non-performing assets (“NPAs”)	$81,549	$81,149	$214,308	$206,539	$211,239
Loans 30 to 89 days past due	$15,070	$21,491	$53,533	$59,818	$73,441
Net charge-offs as a % of average loans (annualized)	0.05%	0.12%	0.13%	0.18%	0.18%
NPLs as a % of total loans	0.70	0.66	0.94	0.91	0.92
NPAs as a % of total assets	0.53	0.48	0.71	0.68	0.67
Allowance for loan losses as a % of NPLs	98.3	103.9	41.6	45.1	45.0
Allowance for loan losses as a % of total loans	0.69	0.69	0.39	0.41	0.42
Special mention loans	$102,996	$117,984	$136,558	$101,904	$119,718
Substandard loans	97,476	104,205	232,491	245,910	251,840
Doubtful loans	895	795	764	968	856

[1] There were no charge-offs or recoveries on warehouse lending, public sector finance or multi-family loans during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	March 31, 2018			June 30, 2018
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$5,000,470	$60,873	4.94%	$5,846,588	$78,004	5.35%
Commercial real estate (includes multi-family)	9,028,849	103,281	4.64	9,100,098	107,930	4.76
Acquisition, development and construction	267,638	3,671	5.56	247,500	3,430	5.56
Commercial loans	14,296,957	167,825	4.76	15,194,186	189,364	5.00
Consumer loans	361,752	4,411	4.95	344,183	5,114	5.96
Residential mortgage loans	4,977,191	62,379	5.01	4,801,595	59,775	4.98
Total gross loans [1]	19,635,900	234,615	4.85	20,339,964	254,253	5.01
Securities taxable	3,997,542	27,061	2.75	4,130,949	29,031	2.82
Securities non-taxable	2,604,633	19,382	2.98	2,620,579	19,497	2.98
Interest earning deposits	305,270	828	1.10	292,862	784	1.07
FHLB and Federal Reserve Bank Stock	290,577	3,530	4.93	373,026	5,435	5.84
Total securities and other earning assets	7,198,022	50,801	2.86	7,417,416	54,747	2.96
Total interest earning assets	26,833,922	285,416	4.31	27,757,380	309,000	4.47
Non-interest earning assets	3,184,367			3,237,524
Total assets	$30,018,289			$30,994,904
Interest bearing liabilities:
Demand and savings [2] deposits	$6,859,373	$7,173	0.42%	$6,941,727	$8,400	0.49%
Money market deposits	7,393,335	10,912	0.60	7,337,904	12,869	0.70
Certificates of deposit	2,464,360	6,121	1.01	2,528,355	7,195	1.14
Total interest bearing deposits	16,717,068	24,206	0.59	16,807,986	28,464	0.68
Senior notes	278,181	2,740	3.94	278,128	2,787	4.01
Other borrowings	4,146,987	17,678	1.73	4,981,663	25,086	2.02
Subordinated notes	172,735	2,352	5.45	172,791	2,353	5.45
Total borrowings	4,597,903	22,770	2.01	5,432,582	30,226	2.23
Total interest bearing liabilities	21,314,971	46,976	0.89	22,240,568	58,690	1.06
Non-interest bearing deposits	3,971,079			3,960,683
Other non-interest bearing liabilities	488,342			487,725
Total liabilities	25,774,392			26,688,976
Stockholders’ equity	4,243,897			4,305,928
Total liabilities and stockholders’ equity	$30,018,289			$30,994,904
Net interest rate spread [3]			3.42%			3.41%
Net interest earning assets [4]	$5,518,951			$5,516,812
Net interest margin - tax equivalent		238,440	3.60%		250,310	3.62%
Less tax equivalent adjustment		(4,070)			(4,094)
Net interest income		$234,370			$246,216
Ratio of interest earning assets to interest bearing liabilities	125.9%			124.8%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2017			June 30, 2018
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$4,172,795	$52,580	5.05%	$5,846,588	$78,004	5.35%
Commercial real estate (includes multi-family)	4,396,281	45,930	4.19	9,100,098	107,930	4.76
Acquisition, development and construction	251,404	3,317	5.29	247,500	3,430	5.56
Commercial loans	8,820,480	101,827	4.63	15,194,186	189,364	5.00
Consumer loans	268,502	3,073	4.59	344,183	5,114	5.96
Residential mortgage loans	697,441	6,940	3.98	4,801,595	59,775	4.98
Total gross loans [1]	9,786,423	111,840	4.58	20,339,964	254,253	5.01
Securities taxable	2,142,168	13,113	2.46	4,130,949	29,031	2.82
Securities non-taxable	1,292,367	11,986	3.71	2,620,579	19,497	2.98
Interest earning deposits	195,004	302	0.62	292,862	784	1.07
FHLB and Federal Reserve Bank stock	146,891	1,217	3.32	373,026	5,435	5.84
Total securities and other earning assets	3,776,430	26,618	2.83	7,417,416	54,747	2.96
Total interest earning assets	13,562,853	138,458	4.09	27,757,380	309,000	4.47
Non-interest earning assets	1,141,940			3,237,524
Total assets	$14,704,793			$30,994,904
Interest bearing liabilities:
Demand and savings [2] deposits	$2,789,590	$3,875	0.56	$6,941,727	$8,400	0.49
Money market deposits	3,725,257	5,510	0.59	7,337,904	12,869	0.70
Certificates of deposit	584,996	1,520	1.04	2,528,355	7,195	1.14
Total interest bearing deposits	7,099,843	10,905	0.62	16,807,986	28,464	0.68
Senior notes	76,580	1,142	5.98	278,128	2,787	4.01
Other borrowings	2,064,840	6,608	1.28	4,981,663	25,086	2.02
Subordinated notes	172,572	2,350	5.45	172,791	2,353	5.45
Total borrowings	2,313,992	10,100	1.75	5,432,582	30,226	2.23
Total interest bearing liabilities	9,413,835	21,005	0.89	22,240,568	58,690	1.06
Non-interest bearing deposits	3,185,506			3,960,683
Other non-interest bearing liabilities	191,519			487,725
Total liabilities	12,790,860			26,688,976
Stockholders’ equity	1,913,933			4,305,928
Total liabilities and stockholders’ equity	$14,704,793			$30,994,904
Net interest rate spread [3]			3.20%			3.41%
Net interest earning assets [4]	$4,149,018			$5,516,812
Net interest margin - tax equivalent		117,453	3.47%		250,310	3.62%
Less tax equivalent adjustment		(4,195)			(4,094)
Net interest income		$113,258			$246,216
Ratio of interest earning assets to interest bearing liabilities	144.1%			124.8%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	As of or for the Quarter Ended
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio[1]:

Total assets	$15,376,676	$16,780,097	$30,359,541	$30,468,780	$31,463,077
Goodwill and other intangibles	(758,484)	(756,290)	(1,733,082)	(1,727,030)	(1,754,418)
Tangible assets	14,618,192	16,023,807	28,626,459	28,741,750	29,708,659
Stockholders’ equity	1,931,383	1,971,480	4,240,178	4,273,755	4,352,735
Preferred stock	—	—	(139,220)	(139,025)	(138,828)
Goodwill and other intangibles	(758,484)	(756,290)	(1,733,082)	(1,727,030)	(1,754,418)
Tangible common stockholders’ equity	1,172,899	1,215,190	2,367,876	2,407,700	2,459,489
Common stock outstanding at period end	135,658,226	135,807,544	224,782,694	225,466,266	225,470,254
Common stockholders’ equity as a % of total assets	12.56%	11.75%	13.51%	13.57%	13.39%
Book value per common share	$14.24	$14.52	$18.24	$18.34	$18.69
Tangible common equity as a % of tangible assets	8.02%	7.58%	8.27%	8.38%	8.28%
Tangible book value per common share	$8.65	$8.95	$10.53	$10.68	$10.91

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:

Average stockholders’ equity	$1,913,933	$1,955,252	$4,235,739	$4,243,897	$4,305,928
Average preferred stock	—	—	(139,343)	(139,151)	(138,958)
Average goodwill and other intangibles	(759,847)	(757,498)	(1,710,151)	(1,730,952)	(1,757,296)
Average tangible common stockholders’ equity	1,154,086	1,197,754	2,386,245	2,373,794	2,409,674
Net income (loss) available to common	42,400	44,852	(35,281)	96,873	112,245
Net income (loss), if annualized	170,066	177,945	(139,974)	392,874	450,213
Reported return on avg tangible common equity	14.74%	14.86%	(5.87)%	16.55%	18.68%
Adjusted net income (see reconciliation on page 18)	$44,393	$47,865	$87,171	$100,880	$112,868
Annualized adjusted net income	178,060	189,899	345,841	409,124	452,712
Adjusted return on average tangible common equity	15.43%	15.85%	14.49%	17.24%	18.79%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[3]:

Average assets	$14,704,793	$15,661,514	$29,277,502	$30,018,289	$30,994,904
Average goodwill and other intangibles	(759,847)	(757,498)	(1,710,151)	(1,730,952)	(1,757,296)
Average tangible assets	13,944,946	14,904,016	27,567,351	28,287,337	29,237,608
Net income (loss)	42,400	44,852	(35,281)	96,873	112,245
Net income (loss), if annualized	170,066	177,945	(139,974)	392,874	450,213
Reported return on average tangible assets	1.22%	1.19%	(0.51)%	1.39%	1.54%
Adjusted net income (see reconciliation on page 18)	$44,393	$47,865	$87,171	$100,880	$112,868
Annualized adjusted net income	178,060	189,899	345,841	409,124	452,712
Adjusted return on average tangible assets	1.28%	1.27%	1.25%	1.45%	1.55%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	As of and for the Quarter Ended
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$113,258	$120,073	$234,024	$234,370	$246,216
Non-interest income	13,618	13,988	23,762	18,707	37,868
Total net revenue	126,876	134,061	257,786	253,077	284,084
Tax equivalent adjustment on securities	4,195	4,599	7,158	4,070	4,094
Net loss on sale of securities	230	21	70	5,421	425
Net (gain) on sale of Lake Success facility	—	—	—	—	(11,797)
Adjusted total net revenue	131,301	138,681	265,014	262,568	276,806
Non-interest expense	59,657	62,617	250,746	111,749	124,928
Merger-related expense	(1,766)	(4,109)	(30,230)	—	—
Charge for asset write-downs, systems integration, retention and severance	(603)	—	(104,506)	—	(13,132)
Amortization of intangible assets	(2,187)	(2,166)	(6,426)	(6,052)	(5,865)
Adjusted non-interest expense	55,101	56,342	109,584	105,697	105,931
Reported operating efficiency ratio	47.0%	46.7%	97.3%	44.2%	44.0%
Adjusted operating efficiency ratio	42.0	40.6	41.4	40.3	38.3

The following table shows the reconciliation of reported net income (GAAP) and adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share[5]:

Income (loss) before income tax expense	$62,719	$66,444	$(4,960)	$128,328	$146,156
Income tax expense	20,319	21,592	28,319	29,456	31,915
Net income (loss) (GAAP)	42,400	44,852	(33,279)	98,872	114,241
Adjustments:
Net loss on sale of securities	230	21	70	5,421	425
Net (gain) on sale of Lake Success facility	—	—	—	—	(11,797)
Merger-related expense	1,766	4,109	30,230	—	—
Charge for asset write-downs, systems integration, retention and severance	603	—	104,506	—	13,132
Amortization of non-compete agreements and acquired customer list intangible assets	354	333	333	295	295
Total pre-tax adjustments	2,953	4,463	135,139	5,716	2,055
Adjusted pre-tax income	65,672	70,907	130,179	134,044	148,211
Adjusted income tax expense	(21,279)	(23,042)	(41,006)	(31,165)	(33,347)
Adjusted net income (non-GAAP)	44,393	47,865	89,173	102,879	114,864
Preferred stock dividend	—	—	2,002	1,999	1,996
Adjusted net income available to common stockholders (non-GAAP)	$44,393	$47,865	$87,171	$100,880	$112,868

Weighted average diluted shares	135,922,897	135,950,160	224,055,991	225,264,147	225,621,856
Reported diluted EPS (GAAP)	$0.31	$0.33	$(0.16)	$0.43	$0.50
Adjusted diluted EPS (non-GAAP)	0.33	0.35	0.39	0.45	0.50

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	For the Six Months Ended June 30,
	2017	2018

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[5]:

Income before income tax expense	$119,495	$274,484
Income tax expense	38,028	61,371
Net income (GAAP)	81,467	213,113

Adjustments:
Net loss on sale of securities	253	5,846
Net (gain) on sale of Lake Success facility	—	(11,797)
Merger-related expense	4,893	—
Charge for asset write-downs, systems integration, retention and severance	603	13,132
Amortization of non-compete agreements and acquired customer list intangible assets	750	589
Total pre-tax adjustments	6,499	7,770
Adjusted pre-tax income	125,994	282,254
Adjusted income tax expense	(40,140)	(63,508)
Adjusted net income (non-GAAP)	$85,854	$218,746
Preferred stock dividend	—	3,995
Adjusted net income available to common stockholders (non-GAAP)	$85,854	$214,751

Weighted average diluted shares	135,867,861	225,444,579
Diluted EPS as reported (GAAP)	$0.60	$0.93
Adjusted diluted EPS (non-GAAP)	0.63	0.95

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Six Months Ended June 30,
	2017	2018
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:
Average stockholders’ equity	$1,891,633	$4,275,097
Average preferred stock	—	(139,054)
Average goodwill and other intangibles	(760,955)	(1,744,197)
Average tangible common stockholders’ equity	1,130,678	2,391,846
Net income available to common stockholders	$81,467	$209,118
Net income available to common stockholders, if annualized	164,284	421,702
Reported return on average tangible common equity	14.53%	17.63%
Adjusted net income available to common stockholders (see reconciliation on page 19)	$85,854	$214,751
Adjusted net income available to common stockholders, if annualized	173,131	433,061
Adjusted return on average tangible common equity	15.31%	18.11%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[3]:
Average assets	$14,366,494	$30,370,252
Average goodwill and other intangibles	(760,955)	(1,744,197)
Average tangible assets	13,605,539	28,626,055
Net income available to common stockholders	81,467	209,118
Net income available to common stockholders, if annualized	164,284	421,702
Reported return on average tangible assets	1.21%	1.47%
Adjusted net income available to common stockholders (see reconciliation on page 19)	$85,854	$214,751
Adjusted net income available to common stockholders, if annualized	173,131	433,061
Adjusted return on average tangible assets	1.27%	1.51%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:
Net interest income	$222,048	$480,584
Non-interest income	26,454	56,575
Total net revenues	248,502	537,159
Tax equivalent adjustment on securities	8,297	8,165
Net loss on sale of securities	253	5,846
Net (gain) on sale of Lake Success facility	—	(11,797)
Adjusted total net revenue	257,052	539,373
Non-interest expense	120,007	236,675
Merger-related expense	(4,893)	—
Charge for asset write-downs, retention and severance	(603)	(13,132)
Amortization of intangible assets	(4,416)	(11,917)
Adjusted non-interest expense	$110,095	$211,626
Reported operating efficiency ratio	48.3%	44.1%
Adjusted operating efficiency ratio	42.8%	39.2%

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

3 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.